UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

GRYPHON RESOURCES, INC.
(Name of small business in its charter)

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Nevada	000-53371	98-0465540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
(Address of principal executive offices) 3512 Desert Mesa Road Roanoke, Texas 76262 Registrant’s telephone number 315-254-8553

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).[   ]  Yes [X]  No

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2020  the Board of Directors of Gryphon Resources, Inc. voted to elect Ms. Jong Sun Kim as the secretary of the Company.

Biography

Jong Sun Kim, 60

From 1999 to 2016 Ms. Jong Sun Kim worked as a licensed practical nurse and team leader at Cheongdam Cosmetic Hospital located in Seoul, South Korea.  From 2016 to 2018 Ms. Kim served as Assistant Secretary General for Ameritrust Corporation in the United States.  From 2018 to the present Ms. Kim worked as Secretary General for Ameritrust Corporation in South Korea.  Ms. Kim served as General Manager for Beespoke Capital, Inc. in Seoul South Korea from March 1, 2020 to the present.   Ms. Kim received a a pastor certificate from Korea Presbyterian Theological Seminary in 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 31, 2020	GRYPHON RESOURCES, INC. By: /s/Seong Yeol Lee Name: Seong Yeol Lee Title: Chief Executive Officer